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                                                                    EXHIBIT 21.1

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.

                           SUBSIDIARIES OF REGISTRANT

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
N.E.T. Federal, Inc. ....................    (State of Incorporation: Delaware)
N.E.T. Credit Corporation................    (State of Incorporation: California)
N.E.T. APLA, Inc. .......................    (State of Incorporation: Delaware)
N.E.T. Europe Ltd. ......................    (Incorporated Under the Laws of England)
N.E.T. Europe SA.........................    (Incorporated Under the Laws of France)
Comdesign International, Inc. ...........    (Incorporated Under the Laws of U.S. Virgin Islands)
N.E.T. International, Inc. ..............    (Incorporated Under the Laws of Barbados)
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